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                                                                   Exhibit 16.1


                 [LETTERHEAD OF PRICEWATERHOUSECOOPERS L.L.P.]


September 28, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read the statements made by Documentum, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 27, 1999. We agree with the statements concerning our Firm in such 8-K.


                                        Very truly yours,

                                        /s/ PricewaterhouseCoopers L.L.P.
                                            -----------------------------
                                            PricewaterhouseCoopers L.L.P.